Exhibit 10.69
CROSS-LICENSE AGREEMENT
     THIS AGREEMENT, entered into this 24th day of April, 2007, by and between Cardiac Science Corporation, a Delaware corporation with a principal place of business at 3303 Monte Villa Parkway, Bothell, Washington 98021; Koninklijke Philips Electronics N.V., a Netherlands corporation with a principal place of business at Groenewoudseweg 1, 5621 BA Eindhoven, Netherlands; and Philips Electronics North America Corporation, a Delaware corporation with a principal place of business at 1251 Avenue of the Americas, New York, New York, 10020 (collectively, the “Parties”).
RECITALS
     Whereas, the Parties are involved in a suit in the United States District Court, District of Minnesota, filed on February 12, 2003, Civil Action No. 03-1064, (the “Lawsuit”) for patent infringement relating to automated external defibrillators.
     Whereas, the Parties decided to resolve the Lawsuit on mutually acceptable terms as set forth herein and in the Settlement Agreement executed concurrently herewith.
     In consideration of the mutual promises set forth below, the parties agree as follows:
ARTICLE 1
1.0 Definitions
     For the purposes of this Agreement, the terms defined in this Article shall have the meaning specified, and shall be applicable both in the singular and plural forms.
1.1	“Affiliates” as used in this Agreement means, with respect to each Party, any and all corporations, limited liability companies, partnerships, corporations joint ventures or other entities or any kind, directly or indirectly, controlled by, controlling, or under the common control or a Party. Any such entity shall be

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

deemed to be an Affiliate only as long as such control exists. For purposes of this definition, an entity shall be deemed to “control” another entity when the controlling entity (i) is directly or indirectly the legal or beneficial owner of more than 50% of the outstanding voting securities of a corporate entity with the right to vote for the election of the directors (or the equivalent thereof) or comparable voting interest in the entity, joint venture or other non-corporate entity, or (ii) has possession, directly or indirectly, of the power to direct (or cause the direction of) the management and policies of the other entity or (iii) has control of the other entity under applicable securities laws or regulations.

1.2	“Cardiac Science” shall mean Cardiac Science Corporation and its Affiliates.

1.3	“Cardiac Science Patents-in-Suit” shall mean those patents listed in Attachment A, and any continuations, continuations-in-part, divisions, or substitutions of any patent application thereof, and any reissues or reexaminations thereof, and any foreign counterparts or equivalents.

1.4	“Effective Date” of the Agreement shall be the date set forth in the first paragraph of this Agreement.

1.5	“Entity” shall mean any corporation, firm, partnership, proprietorship, or other form of business organization.

1.6	“Licensed Product” shall mean an article within the field of automated external defibrillators that is made, used, sold, offered for sale, or imported into a country and is covered by a claim in any of the Cardiac Science Patents-in-Suit, Philips Patents-in-Suit, Philips [**] Patents or Philips [**] Patent in force in that country or an article within the field of automated external defibrillators whose method of

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

manufacture or use is practiced in a country and whose method is covered by a claim in any of the Cardiac Science Patents-in-Suit, Philips Patents-in-Suit, Philips [**] Patents or Philips [**] Patent in force in that country.

1.7	“Party” shall mean Cardiac Science Corporation, Koninklijke Philips Electronics N.V., and/or Philips Electronics North America Corp., where appropriate.

1.8	“Philips [**] Patents” shall mean [**] and [**], and any continuations, continuations-in-part, divisions, or substitutions of any patent application thereof, and any reissues or reexaminations thereof, and any foreign counterparts or equivalents.

1.9	“Philips [**] Patent” shall mean [**], and any continuations, continuations-in-part, divisions, or substitutions of any patent application thereof, and any reissues or reexaminations thereof, and any foreign counterparts or equivalents.

1.10	“Philips Electronics” shall mean Philips Electronics North America Corporation and its Affiliates.

1.11	“Philips Patents-in-Suit” shall mean those patents listed in Exhibit B, and any continuations, continuations-in-part, divisions, or substitutions of any patent application thereof, and any reissues or reexaminations thereof, and any foreign counterparts or equivalents.

1.12	“Philips” shall mean Royal Philips, Philips Electronics, and all Affiliates of either or both.

1.13	“Royal Philips” shall mean Koninklijke Philips Electronics N.V. and its Affiliates.

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 2
2.0 Grants
2.1	Cardiac Science Patents-in-Suit: Cardiac Science hereby grants to Philips a non-exclusive, fully paid-up, world-wide, royalty-free license, without the right to sublicense, under the Cardiac Science Patents-in-Suit to make, have made, use, sell, offer for sale, and import Licensed Products. This license includes the right for customers (ultimate or in privity or other) to use and/or sell such Licensed Products so made.

2.2	Philips Patents-in-Suit: Philips hereby grants to Cardiac Science a non-exclusive, fully paid-up, world-wide, royalty-free license, without the right to sublicense, under the Philips Patents-in-Suit to make, have made, use, sell, offer for sale, and import Licensed Products. This license includes the right for customers (ultimate or in privity or other) to use and/or sell such Licensed Products so made.

2.3	Philips [**] Patents: Philips hereby grants to Cardiac Science a non-exclusive, fully paid-up, world-wide, royalty-free license, without the right to sublicense, under the Philips [**] Patents to make, have made, use, sell, offer for sale, and import Licensed Products. This license includes the right for customers (ultimate or in privity or other) to use and/or sell such Licensed Products so made.

2.4	Philips [**] Patent: Philips hereby grants to Cardiac Science a non-exclusive, fully paid-up, world-wide, royalty-free license, without the right to sublicense, under the Philips [**] Patent to make, have made, use, sell, offer for sale, and import Licensed Products. This license includes the right for customers (ultimate or in privity or other) to use and/or sell such Licensed Products so made.

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5	As used in Article 2.1, “have made” means a license permitting Philips to use a Third Party to make, in whole or in part, Licensed Products or a portion thereof, but only for the account of, and for the use or resale by, Philips, but, with respect to Third Parties, such license shall have effect only for the portion of the design of the Licensed Product (or part thereof) that is provided or owned by Philips and not for any portion of the design provided or owned by the Third Party at the time of manufacture.

2.6	As used in Articles 2.2, 2.3, and 2.4, “have made” means a license permitting Cardiac Science to use a Third Party to make, in whole or in part, Licensed Products or a portion thereof, but only for the account of, and for the use or resale by, Cardiac Science, but, with respect to Third Parties, such license shall have effect only for the portion of the design of the Licensed Product (or part thereof) that is provided or owned by Cardiac Science and not for any portion of the design provided or owned by the Third Party at the time of manufacture.

2.7	This Agreement does not grant a license, implied or otherwise, to any patent or patent application not otherwise defined. Except as expressly provided in this Article, no other license is granted by the Parties under any intellectual property rights, including patents, know-how, copyrights, trade secrets, proprietary information and trademarks.

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 3
3.0 Royalty
3.1	Paid-up Royalty. Cardiac Science shall pay Philips Electronics One Million U.S. Dollars ($1,000,000) within 10 business days of the Effective Date of this Agreement as consideration for the fully paid-up license for the Philips [**] Patent.
ARTICLE 4
4.0 Representations, Warranties, and Indemnifications
4.1	No Conflicting Agreements. The Parties warrant that they and their Affiliates have no agreements with any third party or commitments or obligations that conflict in any way with their obligations under this Agreement. No Party shall enter into any agreement, commitment or obligation during the term of this Agreement that is in conflict with its obligations under this Agreement.

4.2	Cardiac Science Ownership: Cardiac Science warrants that it is the owner of all rights, title, and interest in the Cardiac Science Patents-in-Suit.

4.3	Philips Ownership: Philips warrants that it is the owner of all rights, title, and interest in the Philips Patents-in-Suit, Philips [**] Patents and Philips [**] Patent.

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5
5.0 Confidentiality
     5.1 The Parties agree that the terms of this Agreement will be treated as confidential and maintained in confidence by and between the Parties, their attorneys, tax advisors/and or public accountants, and will not be disclosed to any other person or entity other than their Affiliates. This obligation does not apply when and to the extent such information is disclosed under a confidentiality agreement to a third party who is a potential or actual assignee of the License Agreement or a potential or actual beneficiary of the Settlement Agreement, except (i) as may be required by law or pursuant to a protective order entered or process issued by a court of law, including SEC regulations, or administrative agency and (ii) that the terms of this Agreement may be disclosed to outside legal counsel and independent outside auditors provided that such outside legal counsel and independent outside auditors agree to maintain the contents of this Agreement in confidence.
     5.2. Notwithstanding any other provision of Article 8, the Parties may disclose to third parties the existence of this Agreement. The fact that the parties have resolved this dispute by agreement and entered into a cross-license shall not be confidential. The Parties will agree on an acceptable initial statement for public release to be made upon dismissal of the Minnesota Action.

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     5.3. In the event either party is compelled by any court or administrative, judicial or quasi-judicial agency, or requested by any third party, to disclose the Agreement, the party or party receiving the request or demand agrees to notify the other party of such disclosure as required by law, including SEC regulations, or in accordance with the order or notice compelling the disclosure. If not otherwise required by law or such order or notice, the party agrees to notify the other party at least ten (10) days prior to the date set for disclosure, or within a reasonable time prior to the disclosure if the request or demand is received less than fourteen (14) days prior to the disclosure date.
ARTICLE 6
6.0 Unlicensed Competition and Litigation
6.1	The Parties shall have the sole right to take, or not to take, any measures deemed appropriate, including the bringing or defending of actions, to prevent infringement of the Cardiac Science Patents-in-Suit, Philips Patents-in-Suit, Philips [**] Patents, and Philips [**] Patent. The Parties undertake no obligation or duty to enforce or settle or license any of the Cardiac Science Patents-in-Suit, Philips Patents-in-Suit, Philips [**] Patents, and Philips [**] Patent on any terms with any third party.
ARTICLE 7
7.0 Term and Termination
7.1	This Agreement shall terminate of its own accord upon expiration of the last to expire or be held finally invalid or unenforceable of all of the Cardiac Science Patents-in-Suit, Philips Patents-in-Suit, Philips [**] Patents, and Philips [**] Patent.

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 8
8.0 Miscellaneous
8.1	Personal Jurisdiction and Applicable Law. Any questions, claims, disputes, remedies, or procedural matters regarding this Agreement shall be governed by the laws of the State of Washington and of the United States, without regard to the State of Washington’s principles of conflicts of law. The Parties agree that the State of Washington has a substantial relationship to this transaction and each Party agrees that the courts of Washington may properly exercise personal jurisdiction over them in the courts thereof. The Parties agree that except as stated in this paragraph, any and all dispute resolution, including without limitation litigation relating to this Agreement, shall be brought in the State of Washington in the state or federal court having subject matter jurisdiction.

8.2	Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part or provision of this Agreement is rendered void, invalid or unenforceable in any jurisdiction in which this Agreement is performed, then such part or provision shall be severed from the remainder of the Agreement only as to such jurisdiction. Such severance shall not affect the validity or enforceability of the remainder of this Agreement.

8.3	Notices. Any and all communications required by this Agreement shall be in writing and sent by first class mail, postage prepaid, and addressed to the last known address of the Party to be served therewith. Notices sent by Registered or Certified Mail, Return Receipt Requested, shall be presumed to have been

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received.	Any notice to be given to the Parties shall be addressed to the addresses as set forth below:
Cardiac Science Corporation
Attn: CEO
Cardiac Science, Corp.
3303 Monte Villa Parkway
Bothell, WA 98021-8969
Koninklijke Philips Electronics N.V.
c/o Philips Intellectual Property & Standards
Building WEP-3
P.O. Box 220
5600 AE Eindhoven
F.a.o.: IP Licensing Executive
Philips Electronics North America Corporation
1251 Avenue of the Americas
New York, New York, 10020
F.a.o. General Counsel
Any change of address of a Party shall be promptly communicated in writing to the other Party.

8.4	Integration, Amendment and Assignment. This Agreement and the Settlement Agreement set forth the entire agreement among the Parties relating to the subject matter contained herein. Neither this Agreement nor any right or obligation hereunder shall be modified, amended, assigned or discharged except as expressly stated in this Agreement or by a written agreement signed by the Parties hereto.

8.5	Succession. This Agreement and the Settlement Agreement, and the rights and obligations granted and undertaken under both agreements, shall be binding upon

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and inure to the benefit of the Parties hereto, their successors, trustee(s) or receiver(s) in bankruptcy and permitted assigns. A Party shall not assign or transfer any rights under this agreement without prior written consent of the other Parties, except that it may assign or transfer its rights and obligations without prior written consent with a transfer of substantially all of its defibrillation business.

8.6	Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

8.7	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

8.8	Construction. This Agreement was negotiated between the Parties, each of whom had the opportunity to consult with legal counsel during the negotiation, drafting, and execution of this Agreement, and the Parties agree that this Agreement shall not be construed against any Party as the drafter.

8.9	No External Representations or Warranties. No Party has relied on any representation of warranty of any kind in entering into this agreement, except for those representations and warranties expressly set forth herein.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives in duplicate as of the date and year first above written.

CARDIAC SCIENCE CORPORATION

Date: April 24, 2007	By	/s/ John Hinson John Hinson
President & Chief Executive Officer

KONINKLIJKE PHILIPS ELECTRONICS N.V.

Date: April 24, 2007	By	/s/ [illegible]

[Insert Name]

	Its	FVP Philips International B. V.

PHILIPS ELECTRONICS NORTH AMERICA CORPORATION

Date: April 24, 2007	By	/s/ Michael Miller, Jr.

Michael Miller, Jr.
Its Senior Vice President

[**] Designates information that has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT A
Cardiac Science Patents
(This exhibit has been omitted and will be provided to the Securities and Exchange Commission upon request).

ATTACHMENT B
Philips Patents
(This exhibit has been omitted and will be provided to the Securities and Exchange Commission upon request).